EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY




                          State of        Date of
Name                    Incorporation   Incorporation            Status
-----                   -------------  -----------------  ---------------------

Big City Bagels NY, Inc.  New York     November 26, 1997  Wholly-owned by
                                                          Big City Bagels, Inc.




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